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                                                           EXHIBIT 23.1


          CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
ebix.com, Inc.

We consent to the use of our report included herein dated May 26, 2000, relating to the consolidated balance sheet of ebix.com, Inc. as of December 31, 1999, and the related consolidated statements of operations, comprehensive income, stockholders' equity and cash flows, and the related supplemental consolidated financial statement schedule for the year then ended.


                                            /s/ KPMG LLP

Chicago, Illinois
May 31, 2000